EXHIBIT 15.1

February 23, 2023

To the Board of Directors and Shareholder of

MidAmerican Energy Company

Des Moines, Iowa

We are aware that our reports dated April 29, 2022, August 5, 2022, and November 4, 2022, on our review of interim financial information of MidAmerican Energy Company appearing in MidAmerican Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, respectively, are incorporated by reference in this Amendment No. 1 to the Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa